SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

     Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2004

TEKELEC

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-15135	95-2746131

(Commission File Number)	(I.R.S. Employer Identification No.)

26580 W. Agoura Road, Calabasas, CA	91302

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 880-5656

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 2.2
Exhibit 2.4
Exhibit 99.1

Item 2. Acquisition or Disposition of Assets

     On April 8, 2004, Tekelec, a California corporation (“Tekelec”), completed the acquisition of all of the outstanding shares of capital stock of privately held Taqua, Inc., a Delaware corporation (“Taqua”). The acquisition was accomplished by means of a triangular merger of a new wholly owned subsidiary of Tekelec (“Merger Sub”), with and into Taqua (the “Acquisition”). As a result of the Acquisition, Taqua is the surviving corporation and a wholly owned subsidiary of Tekelec.

     The Acquisition was consummated pursuant to an Agreement and Plan of Merger dated as of February 25, 2004, as amended (the “Merger Agreement”), entered into by and among, Tekelec, Merger Sub, Taqua and Bessemer Venture Partners V L.P. and Columbia Capital, L.L.C., as representatives of the stockholders of Taqua (the “Representatives”).

     The terms of the transaction, including the consideration paid by Tekelec, were negotiated and determined on the basis of arm’s-length negotiations by and among Tekelec, Taqua and the Representatives, and a valuation of Taqua, as determined by Tekelec’s management following Tekelec’s review and analysis of Taqua’s business and financial position and Tekelec’s discussions with its advisors and Taqua’s management and advisors. The source of funds used by Tekelec to acquire Taqua was existing cash reserves of Tekelec.

     Tekelec paid an aggregate cash amount of approximately $84,360,000 (the “Purchase Price”) to the common and preferred stockholders and warrant holders of Taqua in exchange for their interests in Taqua. By virtue of the Acquisition, Tekelec assumed any unexercised outstanding options to purchase shares of common stock of Taqua, and the assumed options were converted, based on exchange ratios specified in the Merger Agreement, into options to purchase an aggregate of approximately 500,000 shares of Tekelec Common Stock. Upon closing of the Acquisition, Tekelec also paid approximately $1,785,000 of acquisition-related expenses on behalf of Taqua.

     From the Purchase Price, $8,500,000 was deposited into escrow with U.S. Bank National Association to be held in accordance with the terms of an Escrow Agreement dated April 8, 2004 by and among Tekelec, Taqua, the Representatives and the Escrow Agent. The escrow funds will be available for the satisfaction of any indemnification claims made by Tekelec under the Merger Agreement.

     Taqua offers a portfolio of circuit and IP voice switching products and services, including next-generation packet Class 5 switches, intelligent line access gateways, application servers, and an element management system. In addition, Taqua offers a suite of professional services including network design and capacity planning, as well as installation and cutover services.

     The foregoing description of the acquisition transaction is qualified in its entirety by reference to (i) the definitive Agreement and Plan of Merger and the related Indemnification Agreement which are incorporated by reference in this Current Report on Form 8-K, and (ii) the First Amendment to Agreement and Plan of Merger and the Escrow Agreement which are included in this Current Report on Form 8-K as Exhibits 2.2 and 2.4, respectively. The announcement of the closing of the transaction is contained in a press release which is included in this Current Report as Exhibit 99.1.

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Item 7. Financial Statements and Exhibits

     (a) Financial statements of businesses acquired.

     Tekelec will file financial statements under cover of Form 8-K/A no later than June 22, 2004 (60 days after this Report is required to be filed).

     (b) Pro forma financial information.

     Tekelec will file pro forma financial information under cover of Form 8-K/A no later than June 22, 2004 (60 days after this Report is required to be filed).

     (c) Exhibits

Exhibit
No.	Description
2.1	Agreement and Plan of Merger dated as of February 25, 2004 by and among Tekelec, Buckaroo, Inc., Taqua, Inc. and, as representatives of the stockholders of Taqua, Inc., Bessemer Venture Partners V L.P. and Columbia Capital, L.L.C. (schedules are omitted from this agreement, and Tekelec agrees to furnish supplementally a copy of any such schedule to the Commission upon request)*

2.2	First Amendment to Agreement and Plan of Merger dated as of February 26, 2004 by and among Tekelec, Buckaroo, Inc., Taqua, Inc. and, as representatives of the stockholders of Taqua, Inc., Bessemer Venture Partners V L.P. and Columbia Capital, L.L.C. (schedules are omitted from this agreement and Tekelec agrees to furnish supplementally a copy of any such schedule to the Commission upon request)

2.3	Indemnification Agreement dated as of February 25, 2004 by and among Tekelec, Buckaroo, Inc., Taqua, Inc. and certain stockholders of Taqua, Inc.*

2.4	Escrow Agreement dated as of April 8, 2004 by and among Tekelec, Taqua, Inc. and, as representatives of the stockholders of Taqua, Inc., Bessemer Venture Partners V L.P. and Columbia Capital, L.L.C. and U.S. Bank National Association

99.1	Press Release of Tekelec dated April 8, 2004

*	Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 4, 2004 (SEC File No. 0-15135).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: April 23, 2004	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.2	First Amendment to Agreement and Plan of Merger dated as of February 26, 2004 by and among Tekelec, Buckaroo, Inc., Taqua, Inc. and, as representatives of the stockholders of Taqua, Inc., Bessemer Venture Partners V L.P. and Columbia Capital, L.L.C. (schedules are omitted from this agreement and Tekelec agrees to furnish supplementally a copy of any such schedule to the Commission upon request)

2.4	Escrow Agreement dated as of April 8, 2004 by and among Tekelec, Taqua, Inc. and, as representatives of the stockholders of Taqua, Inc., Bessemer Venture Partners V L.P. and Columbia Capital, L.L.C. and U.S. Bank National Association

99.1	Press Release of Tekelec dated April 8, 2004

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